UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2007
Date of Report (Date of earliest event reported)

ROYALITE PETROLEUM COMPANY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 201
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 201-0400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01           CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 17, 2007, Morgan & Company, Chartered Accountants, resigned as Royalite Petroleum Company Inc.’s (the “Company”) principal independent accountants as a result of the Company’s merger with Royalite Petroleum Corp. In their place, the Company’s Board of Directors has appointed Sarna & Company, Certified Public Accountants, to be the Company’s principal independent accountants.

Morgan & Company’s reports on the financial statements of the Company for the fiscal years ended April 30, 2006 and April 30, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of the Company’s ability to continue as a going concern.

There have been no disagreements between the Company and Morgan & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Morgan & Company, would have caused them to make reference to the subject matter of the disagreement in connection with their report for the financial statements for the past year.

The Company has provided Morgan & Company with a copy of this report and has requested in writing that Morgan & Company provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Morgan & Company and has filed it as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

 (c)           Exhibits

Exhibit
Number	Description of Exhibit

16.1	Letter of Morgan & Company, Chartered Accountants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALITE PETROLEUM COMPANY INC.

Date: July 19, 2007
	By:	/s/ Logan B. Anderson

LOGAN B. ANDERSON
Secretary, Treasurer and Chief Financial Officer